   As filed with the Securities and Exchange Commission on July 14, 2000

                                                 Registration No. 333-41350
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                              AMENDMENT NO. 1

                                    TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                ---------------

                            DARDEN RESTAURANTS, INC.
             (Exact name of Registrant as specified in its charter)

                Florida                                59-3305930
      (State or other jurisdiction                  (I.R.S Employer
   of incorporation or organization)              Identification No.)

                            5900 Lake Ellenor Drive
                             Orlando, Florida 32809
                                 (407) 245-4000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                             Paula J. Shives, Esq.
              Senior Vice President, General Counsel and Secretary
                            Darden Restaurants, Inc.
                            5900 Lake Ellenor Drive
                             Orlando, Florida 32809
                                 (407) 245-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
         Gary L. Tygesson, Esq.                 Sam Young Garrett. Esq.
          Dorsey & Whitney LLP            McGuire, Woods, Battle & Boothe LLP
         220 South Sixth Street                     One James Center
         Minneapolis, MN 55402                    901 East Cary Street
             (612) 340-2600                     Richmond, VA 23219-4030
                                                     (804) 775-4384
                                ---------------

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, check the following box. [X]

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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


                             EXPLANATORY NOTE

   This Amendment No. 1 to the Registration Statement of Darden Restaurants, Inc. on Form S-3, Commission File No. 333-41350, is being filed for the purpose of correcting a typographical error to the signature portion of Part II. No portion of this Amendment No. 1 relates to the prospectus. Accordingly, the prospectus is omitted in reliance on Rule 472(b).

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     Securities and Exchange Commission registration fee............. $ 66,000
     Legal fees and expenses.........................................  170,000
     Printing and engraving..........................................   25,000
     Accountant's fees and expenses..................................   75,000
     Fees and expenses of Trustee and Counsel........................   20,000
     Rating agencies fees............................................  513,000
     Expenses of qualification under state blue sky laws.............    3,000
     Miscellaneous...................................................   18,000
                                                                      --------
       Total......................................................... $890,000*
                                                                      ========

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*  All of the above amounts are estimates except for the SEC registration fee.

Item 15. Indemnification of Directors and Officers.

   Pursuant to authority conferred by Florida law, the Darden Restaurants, Inc. ("Darden") Articles of Incorporation contain a provision providing that no director of Darden shall be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, unless (i) the director breached or failed to perform his or her duties as director and (ii) the breach or failure constitutes (a) a violation of criminal law (except where he or she had reasonable cause to believe the conduct was lawful or had no reasonable cause to believe the conduct was unlawful), (b) a transaction from which the director derived improper personal benefit, (c) unlawful distributions, (d) conscious disregard of the corporation's best interest or willful misconduct, or (e) recklessness or an act or omission in bad faith.

   The Darden Articles of Incorporation also provide that if Florida law is amended to further eliminate or limit the liability of directors, then the liability of a director of Darden shall be eliminated or limited, without further shareholder action, to the fullest extent permissible under Florida law as so amended.

   Florida law contains provisions permitting and, in some situations, requiring Florida corporations, such as Darden, to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with their service to the corporation in those capacities. The Darden Articles of Incorporation and Bylaws contain provisions requiring indemnification by Darden of its directors and officers to the fullest extent that is permitted by law. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding. In addition, the Darden Articles of Incorporation and Bylaws authorize it to purchase insurance for its directors and officers insuring them against some risks as to which Darden may be unable lawfully to indemnify them. Darden maintains this insurance coverage for its officers and directors as well as insurance coverage to reimburse Darden for potential costs of its corporate indemnification of officers and directors.

   The Securities and Exchange Commission has taken the position that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted by a company to its directors and officers, such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 16. Exhibits.

 Number                                 Description
 ------                                 -----------
  1.1    -- Form of Underwriting Agreement with respect to the Debt Securities
            (to be filed subsequently by Form 8-K).
  4.1    -- Indenture dated as of January 1, 1996 between the Registrant and
            Wells Fargo Bank Minnesota, National Association (formerly known as
            Norwest Bank Minnesota, National Association), as Trustee
            (incorporated by reference to Exhibit 4.1 to the Registrant's Form
            8-K dated January 26, 1996).
  4.2    -- Proposed form of Debt Securities (included as part of Exhibit 4.1).
  5*     -- Opinion of George T. Williams as to legality of the Debt Securities being registered.
 12*     -- Computation of Ratio of Consolidated Earnings to Fixed Charges.
 23.1*   -- Consent of KPMG LLP.
 23.2    -- Consent of George T. Williams (included in Exhibit 5).
 24*     -- Powers of Attorney.
 25*     -- Form T-1 Statement of Eligibility and Qualification under the Trust
            Indenture Act of 1939 of Wells Fargo Bank Minnesota, National
            Association (formerly known as Norwest Bank Minnesota, National
            Association).

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* Previously filed.

Item 17. Undertakings.

   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 14th day of July, 2000.

                                          DARDEN RESTAURANTS, INC.

                                               /s/ Clarence Otis, Jr.
                                          By:
                                            -----------------------------------
                                             Clarence Otis, Jr. Senior Vice
                                           President--Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons on July 14, 2000 in the capacities indicated.

             Signature                                       Title
             ---------                                       -----

          /s/ Joe R. Lee *            Director, Chairman of the Board and Chief Executive
------------------------------------   Officer (principal executive officer)
             Joe R. Lee

      /s/ Clarence Otis, Jr.          Senior Vice President --Chief Financial Officer
------------------------------------   (principal financial and accounting officer)
         Clarence Otis, Jr.

       /s/ Bradley D. Blum *          Director
------------------------------------
          Bradley D. Blum

       /s/ Daniel B. Burke *          Director
------------------------------------
          Daniel B. Burke

        /s/ Odie C. Donald *          Director
------------------------------------
           Odie C. Donald

                                      Director
------------------------------------
         Julius Erving, II

      /s/ Richard E. Rivera *         Director
------------------------------------
         Richard E. Rivera

       /s/ Michael D. Rose *          Director
------------------------------------
          Michael D. Rose

      /s/ Hector de J. Ruiz *         Director
------------------------------------
         Hector de J. Ruiz

       /s/ Maria A. Sastre *          Director
------------------------------------
          Maria A. Sastre

             Signature                                       Title
             ---------                                       -----

        /s/ Jack A. Smith *          Director
------------------------------------
           Jack A. Smith

      /s/ Blaine Sweatt, III *       Director
------------------------------------
         Blaine Sweatt, III

        /s/ Rita P. Wilson *         Director
------------------------------------
           Rita P. Wilson

*By:   /s/ Clarence Otis, Jr.
    --------------------------------
         Clarence Otis, Jr.
           Attorney-in-Fact



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